UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

Myriad Genetics, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-26642

Delaware	87-0494517
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, UT 84108

(Address of principal executive offices, including zip code)

(801) 584-3600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)    On December 4, 2014, we held our 2014 Annual Meeting of Stockholders (“the Annual Meeting”). Of the 72,997,978 shares of common stock outstanding as of the record date of October 7, 2014, a quorum of 65,232,416 shares, or approximately 89.36 % of the eligible shares, was present in person or represented by proxy.

(b)    The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1: Election of Directors

To elect Walter Gilbert, Ph.D., Dennis H. Langer, M.D., J.D. and Lawrence C. Best to our Board of Directors to serve until the 2017 Annual Meeting of Stockholders, and until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal.

Name	Votes For	Votes Withheld	Broker Non-Votes

Walter Gilbert, Ph.D.	48,551,591	11,348,418	5,332,407
Dennis H. Langer, M.D., J.D.	55,162,170	4,737,839	5,332,407
Lawrence C. Best	59,405,845	494,164	5,332,407

Proposal No. 2: Approval of An Amendment to Our 2010 Employee, Director and Consultant Equity Incentive Plan:

To approve an amendment of our 2010 Employee, Director and Consultant Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock available for the grant of awards by an additional 2,000,000 shares.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

24,030,593	35,668,601	200,815	5,332,407

Proposal No. 3: Independent Public Accountants:

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015.

Votes For	Votes Against	Votes Abstained

63,960,733	1,141,766	129,917

Proposal No. 4: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers, as Disclosed in the Proxy Statement:

To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

41,826,965	17,847,506	225,538	5,332,407

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myriad Genetics, Inc.

Date: December 5, 2014	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Executive Vice President, Chief Financial Officer